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                                   AGREEMENT

            THIS AGREEMENT (this "Agreement"), dated as of July 11, 1995, is made by ERLY Industries Inc., a California corporation ("Parent") and Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation ("Lender").

                                   RECITALS

      A. ERLY Juice Inc., a California corporation and wholly owned subsidiary of Parent ("ERLY Juice") and Lender are parties to that certain Amended and Restated Loan Agreement dated as of February 16, 1995 (the "ERLY Juice Loan Agreement"), which amended and restated that certain Loan Agreement dated as of September 26, 1988, as such agreement had been amended from time to time (the "Original ERLY Juice Loan Agreement"). For the purposes hereof, the "Obligations" (as defined in the ERLY Juice Loan Agreement) shall be referred to as the "ERLY Juice Obligations."

      B. At all relevant times, Parent has guaranteed the obligations of ERLY Juice to Lender. Such guaranty is evidenced by that certain Amended and Restated Guaranty and Pledge Agreement dated as of November 18, 1994, as amended by that certain First Amendment to Amended and Restated Guaranty and Pledge Agreement dated as of February 16, 1995 (such agreement, as so amended, the "Parent Guaranty").

      C. In connection with the Erly Juice Loan Agreement, Parent issued to Lender (i) that certain Amended and Restated Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "A Warrant" (hereafter referred to as the "A Warrant"), and (ii) that certain Amended and Restated Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "B Warrant" (hereafter referred to as the "B Warrant"). The A Warrant and B Warrant amended and restated that certain A Warrant and that certain B Warrant, respectively, that had been issued to Lender on October 22, 1993 in connection with the Original ERLY Juice Loan Agreement.

      D. Also in connection with the Erly Juice Loan Agreement, Parent issued to Lender (i) that certain Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "C Warrant" (hereafter referred to as the "C Warrant"), and (ii) that certain Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "D Warrant" (hereafter referred to as the "D Warrant"; the A Warrant, B Warrant, C Warrant and D Warrant will be referred to collectively herein as the "Warrants").


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      E. Pursuant to the A Warrant and the B Warrant, Lender agreed to provide
Parent with an option to repurchase such Warrants and any issued Warrant Stock (as defined in such Warrants) under certain terms and conditions at an exercise price of $8.75 per share (subject to adjustments as provided in such Warrants), provided that Parent could not partially exercise such option but could only do so with respect to both such Warrants in their entirety. In addition, at the time that the A Warrant and B Warrant were issued, it was contemplated that Internationale Nederlanden (U.S.) Securities Corporation ("ING Securities"), an affiliate of Lender, would participate as an advisor in connection with the offer and issuance of securities by American Rice, Inc. ("ARI"), a Texas corporation and a subsidiary of Parent. At the request of Parent, the A Warrant and B Warrant provided that Parent would receive a credit towards the repurchase of such Warrants equal to 200% of any net advisory fees actually received by ING Securities in connection such offer and issuance of securities.

      F. ING Securities was never engaged to assist ARI with any proposed offer and issuance of ARI's securities. However, Parent has informed Lender that ARI is presently proceeding with an offer of securities, and that certain proceeds of such offering would be used by Parent to pay some or all of the ERLY Juice Obligations. In connection therewith, Parent has requested that Lender, among other things, amend the A Warrant and B Warrant to (i) reduce the price at which such Warrants and issued Warrant Stock (as defined in the Warrants) may be repurchased by Parent pursuant to the repurchase option, (ii) extend the period during which Parent may exercise the repurchase option, (iii) permit partial repurchases pursuant to the repurchase option, and (iv) permit Parent to assign the repurchase option to its affiliates. In addition, Parent has also requested that Lender amend all of the Warrants to provide that, upon the expiration or termination of any Convertible Securities (as such term is defined in the Warrants) at any time after the date of issuance of the Warrants, certain downward adjustments would be made to the number of shares of Parent's common stock for which such Warrants are exercisable.

      G. Lender is willing to consent to the requests described in the foregoing paragraph, subject to the terms and conditions hereof.

                                   AGREEMENT

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:
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      1.    DEFINITIONS.

            a. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

            "A Warrant" is defined in the recitals.

            "A Warrant Amendment" means Amendment No. 1 to A Warrant, dated as of July 28, 1995, made by Parent in favor of Lender.

            "Agreement" is defined in the preamble.

            "ARI" is defined in the recitals.

            "B Warrant" is defined in the recitals.

            "B Warrant Amendment" means Amendment No. 1 to B Warrant, dated as of July 28, 1995, made by Parent in favor of Lender.

            "C Warrant" is defined in the recitals.

            "C Warrant Amendment" means Amendment No. 1 to C Warrant, dated as of July 28, 1995, made by Parent in favor of Lender.

            "D Warrant" is defined in the recitals.

            "D Warrant Amendment" means Amendment No. 1 to D Warrant, dated as of July 28, 1995, made by Parent in favor of Lender.

            "ERLY Juice" is defined in the recitals.

            "ERLY Juice Loan Agreement" is defined in the recitals.

            "ERLY Juice Obligations" is defined in the recitals.

            "ING Securities" is defined in the recitals.

            "Lender" is defined in the preamble.

            "Lender's Transaction Costs" means all out-of-pocket costs and expenses of Lender incurred in connection with the negotiation, preparation,

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execution, or delivery of this Agreement, the Warrant Amendments, and any other documents related hereto, but excluding the Schedule 13D Amendment Costs.

            "Original ERLY Juice Loan Agreement" is defined in the recitals.

            "Parent" is defined in the preamble.

            "Parent Guaranty" is defined in the recitals.

            "Schedule 13D" means the Schedule 13D that Lender filed with the Securities and Exchange Commission in or about March, 1995.

            "Schedule 13D Amendment" means an amendment of the Schedule 13D to reflect, among other things, the transactions contemplated herein and in the Warrant Amendments.

            "Schedule 13D Amendment Costs" means all out-of-pocket costs and expenses of Lender (including, without limitation, attorneys' fees and costs, printing costs, and filing fees) incurred in connection with the preparation, review, and filing of the Schedule 13D Amendment.

            "Warrant Amendments" means the A Warrant Amendment, the B Warrant Amendment, the C Warrant Amendment, and the D Warrant Amendment.

            "Warrants" is defined in the recitals.

            b. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each notice and other communication delivered from time to time in connection with this Agreement.

            c. Cross-References. Unless otherwise specified, references in this Agreement to any Section are references to such Section of this Agreement, and unless otherwise specified, references in any Section or definition to any clause are references to such clause of such Section or definition.

            d. Certain Matters of Construction. The recitals shall be construed as part of this Agreement. For purposes of this Agreement and Warrant Amendments, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (i) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (ii) the term "or" is not exclusive; (iii) the term "including" (or any form thereof) shall not be limiting or

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exclusive; and (iv) all references to any instruments or agreements, including references to any of the Warrant Amendments, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

      2. LENDER'S AGREEMENT. Subject to Section 3 below, Lender hereby agrees as follows:

            a. Amendment of Warrants. Lender agrees to amend the Warrants as provided in the Warrant Amendments.


            b. Conditional Forgiveness of Lender's Transaction Costs. If the ERLY Juice Obligations and all obligations of ARI to Lender are satisfied on or before September 30, 1995, then Lender shall forgive that portion of the ERLY Juice Obligations constituting Lender's Transaction Costs, together with any interest that may have accrued thereon pursuant to the ERLY Juice Loan Agreement.

      3.    CONDITIONS PRECEDENT TO LENDER'S OBLIGATIONS.
Notwithstanding any other provision of this Agreement, no party other than Lender shall have any rights hereunder or under any Warrant Amendment, and Lender shall have no obligations hereunder or thereunder, and the Warrant Amendments shall be of no force or effect, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

            a. Execution and Delivery of This Agreement, the Warrant Amendments, and Certain Other Documents. This Agreement and the Warrant Amendments shall be duly executed by, and delivered to, each of the parties hereto, and Lender shall receive each of the following documents, duly executed, and all such other documents, instruments and agreements that Lender may reasonably request in connection with the transactions contemplated by this Agreement:

                  (i) resolution(s) of the board of directors of Parent regarding, among other things, (A) the transactions contemplated by this Agreement and (B) the issuance and reservation of the shares of common stock issuable upon exercise of the D Warrant;

                  (ii) secretary's certificate(s) regarding, among other things,
(A) the transactions contemplated by this Agreement and (B) the issuance and reservation of the shares of common stock issuable upon exercise of the D Warrant;
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                  (iii) opinion of counsel to Parent regarding, among other
things, (A) the transactions contemplated by this Agreement and (B) the issuance and reservation of the shares of common stock issuable upon exercise of the D Warrant;

                  (iv) resolutions of the board of directors of ARI, and related secretary's certificate, regarding the matters contemplated in the Acknowledgment of ARI with respect to this Agreement; and

                  (v) resolutions of the board of directors of ERLY Juice, and related secretary's certificate, regarding the matters contemplated in the Acknowledgment of ERLY Juice with respect to this Agreement.

            b. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of Parent or ARI shall be satisfactory in form and substance to Lender and its counsel; Lender and its counsel shall receive all information, and such counterpart originals or such certified or other copies of such materials, as Lender or its counsel may request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to Lender.

            c. Filing of Schedule 13D Amendment. The Schedule 13D Amendment shall have been filed with the Securities and Exchange Commission.

      4. AFFIRMATION OF PARENT GUARANTY. Parent hereby (i) reaffirms the terms of the Parent Guaranty and (ii) acknowledges that the Secured Obligations, as defined in the Parent Guaranty, include (a) all obligations of ERLY Juice under the ERLY Juice Loan Agreement, as the same may be amended, modified, or supplemented, and (b) all other obligations of Parent under the Parent Guaranty.

      5. ACKNOWLEDGEMENT THAT LENDER'S TRANSACTION COSTS AND SCHEDULE 13D AMENDMENT COSTS CONSTITUTE OBLIGATIONS UNDER THE ERLY JUICE LOAN AGREEMENT. Parent hereby acknowledges that, pursuant to, among other things, Section 8.3(a) of the ERLY Juice Loan Agreement, Lender's Transaction Costs and the Schedule 13D Amendment Costs constitute "Obligations" (as such term is defined in the ERLY Juice Loan Agreement).

      6. ACKNOWLEDGEMENT REGARDING FINANCIAL SERVICES. Parent hereby acknowledges that none of Lender, ING Securities, or their respective officers, employees and affiliates has ever (i) been retained by Parent or ARI to provide financial advisory services or any other financial services, or (ii) provided financial advice, financial advisory services or other services to Parent or ARI.

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      7.    REPRESENTATIONS AND WARRANTIES.  Parent hereby represents
and warrants to Lender as follows:

            a. Organization, etc. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, has full power and authority to own, and hold under lease, its property and to conduct its business as presently conducted by it and as proposed to be conducted, and has full power and authority to enter into and perform its obligations under this Agreement and the Warrant Amendments.


            b. Power; Authorization. The execution, delivery and performance by Parent of this Agreement and the Warrant Amendments: (a) are within Parent's powers; (b) have been duly authorized by all necessary or proper corporate or stockholder action; (c) are not in contravention of any provision of Parent's articles of incorporation or bylaws, (d) will not violate any law or regulation, or any order or decree of any court or governmental authority; (e) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Parent is a party or by which Parent or any of its property is bound; (f) will not result in the creation or imposition of any lien upon any of the property of Parent; and (g) do not require the consent or approval of any governmental authority or any other person.

            c. Validity, etc. This Agreement constitutes, and the Warrant Amendments, when executed and delivered by Parent, will constitute, the legal, valid, and binding obligation of Parent enforceable in accordance with their terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

      8.    MISCELLANEOUS.

            a. Waivers, Amendments, etc. The provisions of this Agreement may from time to time be amended, modified, or waived if such amendment, modification or waiver is in writing and consented to by Lender. No failure or delay on the part of Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.


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            b. Costs and Expenses. Parent shall pay all attorneys' fees and costs in connection with any action taken by Lender to enforce or preserve any of its rights under this Agreement or the Warrant Amendments.

            c. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            d. Further Assurances. Parent agrees, upon the written request of Lender, to execute and deliver to Lender, from time to time, any additional instruments or documents reasonably considered necessary by Lender to accomplish the transactions contemplated herein.

            e. Headings. The various headings of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

            f. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

            g. Interpretation. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, drafted or dictated such provision.

            h. Complete Agreement. This Agreement constitutes the complete agreement between the parties, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter hereof, including that certain letter agreement between Lender and Parent dated as of June 9, 1995, as such letter may have been amended or supplemented from time to time.

            i. Time of the Essence. Time is of the essence with respect to this Agreement and all of the transactions contemplated by this Agreement.

            j. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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            k. GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE. IN ALL
RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE PARTIES CONSENT TO PERSONAL JURISDICTION, WAIVE ANY OBJECTION AS TO JURISDICTION OR VENUE, AND AGREE NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE, IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

            l. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY, RATHER THAN ARBITRATION RULES, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF

THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          ERLY INDUSTRIES INC.
                                           By:  /s/ Kurt Grey
                                           Name: Kurt Grey
                                           Its:   Vice President

                                           INTERNATIONALE NEDERLANDEN (U.S.)
                                           CAPITAL CORPORATION


                                           By:  /s/ Michael W. Adler
                                                --------------------
                                           Name:  Michael W. Adler
                                           Its:   Vice President

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                                ACKNOWLEDGMENT (ARI)

              American Rice, Inc. ("ARI") hereby acknowledges (a) that it has received the foregoing Agreement between ERLY Industries Inc. and Internationale Nederlanden (U.S.) Capital Corporation ("Lender") and (b) that none of Lender, Internationale Nederlanden (U.S.) Securities Corporation, or their respective officers, employees and affiliates has ever (i) been retained by ARI or Parent to provide financial advisory services or any other financial services, or (ii) provided financial advice, financial advisory services or other services to ARI or Parent.


                                           AMERICAN RICE, INC.


                                           By: /s/ C. Bronson Schultz
                                               ----------------------
                                           Name: C. Bronson Schultz
                                           Its:  Vice President of Finance
                                                 and Administration



                             ACKNOWLEDGMENT (ERLY JUICE)

              ERLY Juice Inc. ("ERLY Juice") hereby acknowledges that, pursuant to, among other things, Section 8.3(a) of that certain Amended and Restated Loan Agreement (the "ERLY Juice Loan Agreement") between ERLY Juice and Internationale Nederlanden (U.S.) Capital Corporation ("Lender") dated as of February 16, 1995, Lender's Transaction Costs and the Schedule 13D Amendment Costs (as both such terms are defined in the Agreement dated as of July 11, 1995 between ERLY Industries Inc. and Lender to which this Acknowledgment is attached) constitute "Obligations" (as such term is defined in the ERLY Juice Loan Agreement).


                                           ERLY JUICE INC.


                                           By: /s/ Kurt Grey
                                               -------------
                                           Name: Kurt Grey
                                           Its:  Vice President

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